SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 1, 2012
THOMAS PROPERTIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)
(Registrant's telephone number, including area code)
213-613-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Thomas Properties Group, Inc.’s (the “Company”) 2012 Annual Meeting of Stockholders was held on June 1, 2012 in Los Angeles, California. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

1. Election of Directors:	For	Withheld	Non-Votes
James A. Thomas	39,907,056	812,637	4,335,785
R. Bruce Andrews	35,999,545	4,720,148	4,335,785
Edward D. Fox	35,489,242	5,230,451	4,335,785
John L. Goolsby	39,909,460	810,233	4,335,785
Winston H. Hickox	35,933,469	4,786,224	4,335,785
Randall L. Scott	39,422,849	1,296,844	4,335,785
John R. Sischo	39,527,263	1,192,430	4,335,785
All of the nominees for director were elected to serve for a term expiring following the Company's 2013 Annual Meeting of its Stockholders or until their successors are elected and qualified.

	For	Against	Abstentions
2. Ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2012	32,183,926	556,543	1,678
The stockholders approved this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

By:	/s/ DIANA M. LAING
Diana M. Laing
Chief Financial Officer

Date: June 5, 2012